UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 26, 2013

Internap Network Services Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number)

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 26, 2013, Internap Network Services Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), together with the domestic subsidiaries of Internap as guarantors, with Jefferies Finance LLC, as Administrative Agent and Collateral Agent, Jefferies Finance LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Managers, PNC Bank, National Association, as Syndication Agent, Jefferies Finance LLC, as Issuing bank and Swingline Lender, and certain Lenders from time to time party thereto. The Credit Agreement was entered into contemporaneously with the closing of the Transaction (as defined and described in Item 2.01 of this Current Report below), pursuant to which the Company acquired all of the outstanding capital stock of iWeb Group Inc. (“iWeb”). The Credit Agreement refinances substantially all of the existing funded indebtedness of Internap, iWeb and their respective subsidiaries.

The Credit Agreement provides for a senior secured first lien term loan facility in an aggregate principal amount of $300.0 million (the “Term Loan Facility”) and a senior secured first lien revolving credit facility in aggregate principal amount of $50.0 million (“Revolving Credit Facility,” and collectively with the Term Loan Facility, the “Facilities”). A portion of the Revolving Credit Facility will be available on same-day notice for swing line loans.

The Term Loan Facility is scheduled to mature on November 26, 2019 and will amortize at an annual rate of 1.0% in equal quarterly installments of 0.25% of the original principal amount of the Term Loan Facility, subject to mandatory prepayments from excess cash flow, asset sales and other events described in the Credit Agreement, with the balance payable on November 26, 2019. Upon the Company’s request, and without the consent of any other Lender, each individual Lender under the Term Loan Facility may agree to extend the maturity date of outstanding term loans, but no Lender is obligated to commit to such an extension. The Revolving Credit Facility will be available on a revolving basis beginning on November 26, 2013 and ending on November 26, 2018.

Internap has the right to request an increase in the size of either Facility from willing Lenders and/or eligible assignees at any time, up to an aggregate total principal amount not to exceed $50.0 million, provided that (a) certain customary conditions specified in the Credit Agreement are met, and (b) not more than five increases in the size of a Facility are permitted. Funds borrowed as a result such an increase in the size of either Facility are referred to herein as “Incremental Loans.”

The proceeds of all borrowings under the Term Loan Facility will be used to finance, in part, the Transaction, the refinancing of substantially all existing funded indebtedness of Internap, iWeb and their respective subsidiaries (the “Refinancing”), and to pay fees and expenses in connection with the Transaction and the Refinancing. The proceeds of borrowings under the Revolving Credit Facility will be used to pay fees and expenses in connection with the Facilities, and for the working capital and general corporate purposes of Internap and its subsidiaries. The proceeds of any Incremental Loans will be used for the working capital and general corporate purposes of Internap and its subsidiaries.

The obligations of the Company under the Credit Agreement are secured pursuant to a security agreement (the “Security Agreement”) among the Company, certain of its domestic subsidiaries, and Jefferies Finance LLC, under which the Company and certain of its domestic subsidiaries grant a security interest in substantially all of Internap’s tangible and intangible assets, excluding certain assets set forth in the Credit Agreement.

Internap may prepay all loans under the Credit Agreement at any time without penalty, with the exception of (a) customary breakage fees for loans bearing interest upon an adjusted LIBOR rate, and (b) a prepayment premium equal to 1.0% of the principal amount of any prepaid loans under the Term Loan Facility (“Term Loans”) within the first 12 months, in the event of (i) prepayment or repayment of Term Loans with the proceeds of, or conversion of any Term Loans into, any new or replacement tranche of term loans bearing interest at an effective interest rate less than the effective interest rate applicable to the Term Loans, or (ii) an amendment to the Term Loan Facility that, directly or indirectly, reduces the effective interest rate applicable to the Term Loans (with original issue discount and upfront fees), as addressed in further detail in the Credit Agreement.

Borrowings under the Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, a base rate or an adjusted LIBOR rate (provided that the adjusted LIBOR rate is not available in connection with swing line loans).

The applicable margin for loans under the Revolving Credit Facility is 3.50% for loans bearing interest calculated using the base rate (“Base Rate Loans”) and 4.50% for loans bearing interest calculated using the adjusted LIBOR rate (“Adjusted LIBOR Loans”). The applicable margin for loans under the Term Loan Facility is 4.00% for Base Rate Loans and 5.00% for Adjusted LIBOR Rate loans.

The base rate is equal to the highest of (a) the adjusted U.S. Prime Lending Rate as published in the Wall Street Journal, (b) with respect to Term Loans issued on the Closing Date, 2.00%, (c) the federal funds effective rate from time to time, plus 0.50%, and (d) the adjusted LIBOR rate, as defined below, for a one-month interest period, plus 1.00%. The adjusted LIBOR rate is equal to the rate per annum (adjusted for statutory reserve requirements for Eurocurrency liabilities) at which Eurodollar deposits are offered in the interbank Eurodollar market for the applicable interest period (one, two, three or six months), as quoted on Reuters screen LIBOR01 Page (or any successor page or service). The financing commitments of the Lenders extending the Revolving Credit Facility are subject to various conditions, as set forth in the Credit Agreement.

Internap is required to pay a commitment fee at a rate of 0.50% per annum on the average daily unused portion of the Revolving Credit Facility, payable quarterly in arrears. In addition, Internap is required to pay certain participation fees and fronting fees in connection with standby letters of credit issued under the Revolving Credit Facility.

The Credit Agreement imposes certain requirements and limitations on the Company, including: limitations on dividends and investments and limitations on the Company’s ability to incur debt, grant liens, make loans and other investments, acquire other companies, change the nature of the Company’s business, enter into a merger or consolidation, sell assets and make capital expenditures.

Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due and failure to perform or observe certain terms, covenants, or agreements under the Credit Agreement and the other loan documents, the Administrative Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of insolvency (as defined in the Credit Agreement), the obligation of each Lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 in its entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 26, 2013, Internap completed the previously-announced acquisition of all of the outstanding capital stock of iWeb as contemplated by the Share Purchase Agreement dated as of October 30, 2013 (the “Purchase Agreement”) among Internap and iWeb’s existing shareholders, consisting of Novacap Technologies III, L.P.; Caisse de depot et placement du Quebec; BCSP IW Holdings, LLC; Novacap Technologies International III SRL; Novacap Technologies International III.1, L.P.; Telebrome Inc.; Fondaction, Le Fonds de developpement de la Confederation des syndicats nationaux pour la cooperation et l’emploi; and entities owned by iWeb’s founders, Eric Chouinard and Martin Leclair. iWeb is headquartered in Montreal, Quebec.

Pursuant to the Purchase Agreement, Internap has acquired all of the outstanding capital stock of iWeb in an all-cash transaction (the “Transaction”) for a total purchase price, after applying all adjustments provided for under the Purchase Agreement, of approximately $146.3 million. Internap has funded the Transaction through the credit facility described above.

The foregoing descriptions of the Purchase Agreement and the Transaction are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2013, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)          Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of iWeb required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

2.1	Share Purchase Agreement made as of October 30, 2013. Previously filed as Exhibit .1 to Internap Network Services Corporation’s Form 8-K filed on October 31, 2013 and incorporated herein by reference.

10.1	Credit Agreement dated as of November 26, 2013 among Internap Network Services Corporation, as Borrower; the Guarantors party thereto, as Guarantors; the Lenders party thereto; Jefferies Finance, LLC, as Administrative Agent and Collateral Agent; Jefferies Finance LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Managers; PNC Bank National Association, as Syndication Agent, and Jefferies Finance LLC, as Issuing Bank and Swingline Lender.

10.2	Security Agreement dated as of November 26, 2013 among Internap Network Services Corporation; the Guarantors party thereto; and Jefferies Finance LLC, as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: November 26, 2013	By:	/s/ J. Eric Cooney
J. Eric Cooney Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Share Purchase Agreement made as of October 30, 2013. Previously filed as Exhibit .1 to Internap Network Services Corporation’s Form 8-K filed on October 31, 2013 and incorporated herein by reference.

10.1	Credit Agreement dated as of November 26, 2013 among Internap Network Services Corporation, as Borrower; the Guarantors party thereto, as Guarantors; the Lenders party thereto; Jefferies Finance, LLC, as Administrative Agent and Collateral Agent; Jefferies Finance LLC and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Book Managers; PNC Bank National Association, as Syndication Agent, and Jefferies Finance LLC, as Issuing Bank and Swingline Lender.

10.2	Security Agreement dated as of November 26, 2013 among Internap Network Services Corporation; the Guarantors party thereto; and Jefferies Finance LLC, as Collateral Agent.